UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2025

Alcoa Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 500
Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 315-2900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2025, Mr. Steven W. Williams provided notice to Alcoa Corporation (“Alcoa” or the “Company”) that he will not stand for re-election as a member of the Company’s Board of Directors (the “Board”) at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Williams has served as a director of the Company since its launch as a public company in 2016 and as Chairman of the Board since 2021. He will continue to serve as a director and the Chairman of the Board until the end of his term at the conclusion of the Annual Meeting (the “Effective Time”). Mr. Williams’ decision to not stand for re-election is not due to any disagreement with the Board or the Company. Immediately upon the Effective Time, the size of the Board will be reduced to eleven directors.

William F. Oplinger, the Company’s President and CEO, said: “Steve has been a key part of transforming Alcoa from its launch into a leading pure play, global upstream aluminum company. On behalf of the entire Board of Directors and all Alcoans, we thank Steve for his distinguished service, leadership, and valuable contributions over the past eight years.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2025	ALCOA CORPORATION

	By:	/s/ Marissa P. Earnest
Name: Marissa P. Earnest Title: Senior Vice President, Chief Governance Counsel and Secretary